UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

Desktop Metal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38835	83-2044042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 3rd Avenue

Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(978) 224-1244

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	DM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On April 2, 2025 (the “Closing Date”), Desktop Metal, Inc., a Delaware corporation (the “Company”), completed the previously announced transaction with Nano Dimension Ltd., an Israeli company (“Nano”), pursuant to the Agreement and Plan of Merger, dated as of July 2, 2024 (the “Merger Agreement”), by and among the Company, Nano and Nano US I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Nano (“Merger Sub”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Nano.

Item 1.01 Material Definitive Agreement.

Supplemental Indenture for Convertible Notes

In connection with the closing of the Merger, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of April 2, 2025 (the “Supplemental Indenture”) which supplements the Indenture, dated as of May 13, 2022, by and between the Company and the Trustee (the “Convertible Notes Indenture” and, together with the First Supplemental Indenture, the “Indenture”), relating to the Company’s 6.0% Convertible Senior Notes due 2027 (the “Convertible Notes”).

As a result of the Merger, and pursuant to the Indenture, from and after the Effective Time, the Convertible Notes are no longer convertible into shares of Class A Common Stock. Rather, the right to convert each $1,000 in principal amount of the Convertible Notes was changed into a right to convert such principal amount of Convertible Notes into an amount in cash equal to the product of (i) the then in effect Conversion Rate (as defined in the Indenture) of 60.1504 and (ii) $5.295 (i.e., the Per Share Merger Consideration (as defined below)) which is approximately $318.50 per $1,000 principal amount of Convertible Notes.

The consummation of the Merger constitutes a Fundamental Change (as defined in the Indenture) under the Indenture. The effective date of the Fundamental Change in respect of the Convertible Notes is April 2, 2025 (the “Notes Effective Date”), the date of the consummation of the Merger.

As a result of the Fundamental Change, each holder of Convertible Notes will have the right to require the Company to repurchase its Convertible Notes, pursuant to the terms and procedures set forth in the Indenture, for a cash purchase price equal to 100% of the principal amount of the Convertible Notes, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Convertible Notes Indenture, which was included as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2022, and the full text of the Supplemental Indenture, which is included as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time, each of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) (other than (i) shares held by the Company as treasury stock or held by Nano or Merger Sub or any wholly-owned subsidiary of Nano or Merger Sub and (ii) shares of Class A Common Stock held by stockholders who are entitled to and have properly demanded appraisal for such shares in accordance with, and who have complied in all respects with, Section 262 of the Delaware General Corporation Law), were converted into the right to receive an amount in cash equal to $5.295 (the “Per Share Merger Consideration”).

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In addition, at the Effective Time:

•	Each option to purchase Class A Common Stock (each, a “Company Stock Option”) that was outstanding, vested and unexercised immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash equal to the Per Share Merger Consideration in respect of the quotient obtained by dividing (a) the product of (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Stock Option, multiplied by (ii) the number of shares of Class A Common Stock subject to the vested portion of such Company Stock Option immediately prior to the Effective Time, by (b) the Per Share Merger Consideration, without interest and less applicable tax withholdings.

•	Each restricted stock unit award of Desktop Metal (a “Company RSU Award”) outstanding immediately prior to the Effective Time that was unvested was cancelled and replaced with a restricted stock unit award of Nano (a “Replacement RSU Award”), on similar terms and conditions as were applicable to the Company RSU Award under the applicable incentive award plan prior to the Effective Time, except the Replacement RSU Award shall vest pro-rata over the three (3) years following the Closing Date (provided that certain holders of Company RSU Awards will remain eligible for double-trigger accelerated vesting under the Desktop Metal, Inc. Severance Plan). The number of Nano Ordinary Shares, par value NIS 5.00 per share (the “Nano Ordinary Shares”) underlying the Replacement RSU Award will be determined by multiplying the number of shares of Class A Common Stock covered by the Company RSU Award immediately prior to the Effective Time by the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) the volume weighted average price of an American depositary share of Nano (representing a beneficial interest in one (1) Nano Ordinary Share) for the ten (10) consecutive trading days ending on (and including) the trading day that was immediately preceding the day that was three (3) days prior to the Closing Date, rounding down to the nearest whole number of shares; provided, however, that in no event shall the number of Nano Ordinary Shares underlying such Replacement RSU Awards exceed the Maximum ADS Amount (as defined in the Merger Agreement).

•	Each performance-based restricted stock unit award of the Company (each, a “Company PSU Award”) outstanding immediately prior to the Effective Time that remained unvested was cancelled in full for no consideration.

Each Company Option, Company RSU Award and Company PSU Award will no longer have any force and effect on or after the Effective Time.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 2.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, on the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been consummated and that each issued and outstanding share of Class A Common Stock had been converted into the right to receive the Per Share Merger Consideration, without interest. The Company requested that the NYSE (i) halt trading of the Class A Common Stock on the NYSE prior to the open of trading on the Closing Date, (ii) withdraw the Class A Common Stock from listing on the NYSE and (iii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to report that the Class A Common Stock is no longer listed on the NYSE and to apply for the deregistration of the Class A Common Stock under Section 12(b) of the Exchange Act. As a result, the Class A Common Stock, which previously traded under the symbol “DM”, will no longer be listed on the NYSE.

In addition, the Company intends to file a certification on Form 15 with the SEC suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Class A Common Stock.

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Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 2.01, Item 3.01 and Item 5.03 of this Report is incorporated by reference into this Item 3.03.

As a result of the consummation of the Merger, at the Effective Time, holders of the Class A Common Stock immediately prior to such time ceased to have any rights as stockholders of the Company, other than their right to receive the Per Share Merger Consideration pursuant to the terms of the Merger Agreement.

Item 5.01 Changes in Control of Registrant.

The information contained in Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change in control of the Company occurred and the Company became an indirect wholly owned subsidiary of Nano.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 of this Report is incorporated by reference into this Item 5.02.

As a result of the Merger and pursuant to the Merger Agreement, each of Ric Fulop, Scott Dussault, James Eisenstein, Dayna Grayson, Wen Hsieh, Jeff Immelt, Stephen Nigro, Steve Papa, Bilal Zuberi resigned and ceased to be directors of the Company and members of any committee or subcommittee of the Company’s Board of Directors as of the Effective Time.

Julien Lederman and Ofir Baharav, who constituted the directors of Merger Sub as of immediately prior to the Effective Time, became the directors of the Company.

As of the Effective Time, in accordance with the Merger Agreement, the executive officers of the Company immediately prior to the Merger remained in their respective positions as the executive officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the certificate of incorporation and the bylaws of the Company were amended and restated in their entirety. A copy of the Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Report and are incorporated herein by reference.

This Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 2, 2024, by and among Nano Dimension, the Company and Merger Sub (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2024)
3.1	Third Amended and Restated Certificate of Incorporation
3.2	Second Amended and Restated By-laws
10.1	First Supplemental Indenture, dated April 2, 2025, by and between the Company and U.S. Bank Trust Company, National Association.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Certain exhibits and schedules to this Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to provide to the Securities and Exchange Commission copies of such documents upon request; provided, however, that the Company reserves the right to request confidential treatment for portions of any such documents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desktop Metal, Inc.

Date: April 2, 2025	By:	/s/ Larry O’Connell
	Name:	Larry O’Connell
	Title:	General Counsel and Corporate Secretary

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